Exhibit 21.1



                              LIST OF SUBSIDIARIES
                              --------------------


The following is a list of the direct and indirect subsidiaries of Clark, Inc. as of December 31, 2003:

                                                         Jurisdiction of
Subsidiary                                         Incorporation or Organization
----------                                         -----------------------------

Clark Consulting, Inc.                                    Delaware
Clark Insurance Agency of Massachusetts, Inc.             Massachusetts
Clark Reinsurance Company Limited                         Cayman Islands
Clark/Bardes of Hawaii, LLC                               Hawaii
Clark Securities, Inc.                                    California
Clark/Bardes of Bermuda, Ltd.                             Bermuda
Wamberg Financial Corporation                             Illinois
CRG Insurance Agency, Inc.                                California
CBC Insurance Revenue Securitization LLC                  Delaware
Clark/Bardes Human Capital Consulting, Inc.               Delaware
COLI Insurance Agency, Inc.                               California
CRG Fiduciary Services, Inc.                              California
ECB Insurance Agency, Inc.                                California
Executive Benefit Services, Inc.                          California